Exhibit 10
                      Dissolution Agreement

     THIS DISSOLUTION AGREEMENT ("Dissolution") is entered into this 31st day of January, 2005 by and among MBC Global, LLC ("MBC") and eGene, Inc, formerly BioCal, Inc. (collectively, "EGEI"). Collectively, MBC and EGEI are referred to as the "Parties".

     WHEREAS, the Parties to this Dissolution entered into a non-exclusive Financial Advisory Agreement dated June 30, 2004 ("Agreement"); and

     WHEREAS, it is the desire of the Parties to settle all of the disputes between them related to MBC's and EGEI's business relationship ("Claims");

     NOW, THEREFORE, in consideration of the promises above and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1.   SETTLEMENT
          a. MBC and EGEI will voluntarily terminate the existing Agreement without the penalty terms outlined in Section 4 of the Agreement,
          b.   MBC will forfeit the remaining value of the Agreement,
          c. EGEI will forfeit any claims to any remaining consideration (monetary or otherwise) due to EGEI from MBC,

     2.   GENERAL RELEASE
          a. MBC's Release of EGEI: Upon execution of this Dissolution, MBC, their agents, attorneys, representatives, successors, and assigns, and all those in privity with them, agree to release, acquit, and forever discharge EGEI, as well as their members, managers, partners, employees, trustees, trusts, officers, directors, shareholders, lenders, subsidiaries, affiliates, insurers, agents, officers, successors, assigns, immediate family members (spouses, parents, siblings, children), and all those in privity therewith, jointly and severally, from any and all actions, causes of action, claims, demands, damages, costs, expenses, fees (including, without limitation, any attorney fees relating to the Claims), interest, and compensation, whether known or unknown, asserted or unasserted, that relate in any way to the Claims; or any relationship or affiliation of the Parties from the beginning of time through the date of this Dissolution. It is expressly understood and agreed that this release shall constitute a general release and shall be interpreted liberally to effectuate the maximum protection to the released parties allowed by law. Notwithstanding the foregoing, the provisions of this Paragraph 2(A) shall not constitute a waiver or release or an agreement not to sue to enforce any claim or right created by the provisions of this Dissolution.


          b. EGEI's Release of MBC: Upon execution of this Dissolution, EGEI, their agents, attorneys, representatives, successors, and assigns, and all those in privity with them, agree to release, acquit, and forever discharge MBC, as well as their partners, employees, trustees, trusts, insurers, agents, officers, successors, assigns, immediate family members (spouses, parents, siblings, children), and all those in privity therewith, jointly and severally, from any and all actions, causes of action, claims, demands, damages, costs, expenses, fees, interest, and compensation, whether known or unknown, asserted or unasserted, that relate in any way to the Claims; or any relationship or affiliation of the Parties from the beginning of time through the date of this Dissolution. It is expressly understood and agreed that this release shall constitute a general release and shall be interpreted liberally to effectuate the maximum protection to the released parties allowed by law. Notwithstanding the foregoing, the provisions of this Paragraph 2(B) shall not constitute a waiver or release or an agreement not to sue to enforce any claim or right created by the provisions of this Dissolution.

     3.   REPRESENTATIONS and WARRANTIES
          a. The Parties represent and warrant that no promise or inducement has been offered or made except as set forth herein and that they are entering into and executing this Dissolution without reliance on any statement or representation by any Party hereto or any person(s) acting on their behalf not set forth within this Dissolution.
          b. The Parties represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, debt, obligation, contract, agreement, covenant, guarantee, judgment, damage, claim, counterclaim, liability, or demand of any nature whatsoever relating to any matter covered by this Dissolution.
          c. The Parties understand and acknowledge that this Dissolution is a compromise of unproven and disputed claims and that nothing in this Dissolution in any way constitutes an admission of any liability, wrongdoing, or allegation whatsoever on the part of any Party. Each Party agrees that they shall not contend or assert that any admission of liability, wrongdoing, or allegation arises from this Dissolution.

     4. CONDITIONS PRECEDENT: This Dissolution shall become effective only upon the signed receipt of this Dissolution, duly executed and delivered by the Parties hereto.

     5. CONFIDENTIALITY: The terms of this Dissolution (and any correspondence or communications leading to its negotiation and execution) shall not be disclosed to any person or entity without the prior written consent of the Parties hereto, except that the terms of this Dissolution may be disclosed: (I) to any person as required by law; (ii) to the extent reasonably necessary, to each Party's directors, officers, employees, attorneys, auditors, bankers, and/or accountants; or (iii) as is necessary or is required for obtaining tax, legal, or financial advice (provided that the person(s) to whom the disclosure is made with respect to each of the foregoing subsections (I) through (iii) is advised that such disclosure is subject to the confidentiality provisions of this paragraph). The terms of this Dissolution (and any correspondence or communications leading to its negotiation and execution) may also be disclosed by any person in any action or proceeding to enforce the Dissolution.

     6. NON-DISPARAGEMENT: Each Party hereby expressly agrees, warrants, and represents that it will not make, disseminate, or publish in any way any disparaging remarks, descriptions, summaries, or statements about any other Party, provided that nothing herein shall prevent a party from defending itself in any governmental investigation or complying with a subpoena, including by giving truthful statements, affidavits, or testimony. The Parties further agree to respond to media inquiries and inquiries by other third parties by stating only that they have reached a mutually satisfactory resolution of their disputes, that they have agreed to dismiss their claims in the Claims against each other, and that none of the Parties to the Claims admitted any liability or admitted that any of the claims that any Party had against the other were valid and/or enforceable.

     7. ENTIRE DISSOLUTION: This Dissolution constitutes the entire agreement and understanding between MBC and EGEI relating to the subject matter contained herein, and this Dissolution may not be altered, amended, or modified in any respect or particular except by a writing duly executed by each of the Parties. This Dissolution supercedes all prior discussions relating to the subject matter of this Dissolution.

     8. REPRESENTATIVES, PREDECESSORS, SUCCESSORS, and ASSIGNS: This Dissolution shall be binding upon and shall inure to the benefit of the Parties and their representatives, predecessors, successors, and assigns.

     9. DUE AUTHORIZATION: The Parties hereby represent and warrant that the individuals signing this Dissolution on their behalf are duly authorized and fully competent to do so.

     10. APPLICABLE LAW: This Dissolution shall be governed by, and construed in accordance with, the law of the State of Illinois, without reference to choice of law principles.

     11. COUNTERPARTS: This Dissolution may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, and in agreement herewith, the Parties have executed and delivered this Dissolution as of the date first above written.


DATED this 31st day of January, 2005.


                              By: /s/Jon Eric Landry
                              MBC Global, LLC
                              By Jon Eric Landry - COO




DATED this 31st day of January, 2005.

                              By: /S/Udo Henseler
                              eGene, Inc.
                              By Udo Henseler, PhD - CEO